SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[X]	Definitive Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

American Battery Metals Corporation

(Name of Registrant as Specified in its Charter)

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check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

October 24, 2019

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.001 per share (the “Common Stock”) and the holders of Series A Preferred Stock, par value $.001 per share (the “Preferred Stock”), of American Battery Metals Corporation, a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology), as of October 2, 2019 (the “Record Date”). The purpose of the Information Statement is to notify the Company’s stockholders that on October 7, 2019, in accordance with Section 78.320 of the Nevada Revised Statutes, shareholders of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Shareholders”) approved the following corporate action (the “Corporate Action”):

The increase in the number of authorized shares of Common Stock from five hundred million (500,000,000) shares of Common Stock to one billion two hundred million (1,200,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”)

The Corporate Action was previously approved by the Board as of the Record Date.

The approval of the Corporate Action will not become effective until at least twenty (20) calendar days after the initial mailing of this Information Statement (the “Effective Date”).

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 24, 2019

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

 Sincerely,

 /s/ Doug Cole

 Name: Doug Cole

 Title: Chief Executive Officer

AMERICAN BATTERY METALS CORPORATION

930 Tahoe Blvd. Suite 802-16

Incline Village, NV 89451

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (“SEC”) and is being mailed or otherwise furnished to the registered shareholders of American Battery Metals Corporation, a Nevada corporation (the “Company,” “we,” or “us”), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the shareholders of the Company holding a majority of the voting power of the Company (the “Consenting Shareholders”) as of October 2, 2019 (the “Record Date), have executed a written consent approving certain corporate action described herein. The corporate action described herein have also been approved by the Company’s board of directors (“Board”). This Information Statement is being mailed to shareholders on or about October 24, 2019.

SUMMARY OF CORPORATE ACTION APPROVED

The Consenting Shareholders approved the following corporate action (the “Corporate Action”):

The increase in the number of authorized shares of Common Stock from five hundred million (500,000,000) shares of Common Stock to one billion two hundred million (1,200,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”)

The Corporate Action was previously approved by the Board as of the Record Date.

SHAREHOLDERS ENTITLED TO NOTICE AND VOTE

Each holder of outstanding shares of the Company’s voting securities on the close of business on the Record Date is entitled to notice of the matter voted on by the shareholders. As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 132,678,133 shares were issued and outstanding and 25,000,000 shares of Preferred Stock of which 300,000 shares of Series A Preferred Shares were issued and outstanding. Each share of Series A Preferred Share votes 1,000 share and such shares vote with the common stock as a single class. On October 7, 2019, the Consenting Shareholders holding 75.71% of the outstanding shares of the Company, in lieu of a special meeting, approved the Corporate Action as of the Record Date in accordance with Section 78.320 of the Nevada Revised Statutes.

No further vote of the shareholders of the Company is required for approval the Corporate Action.

APPROVAL OF THE CORPORATE ACTION

This action is being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”). Section 78.320 of the NRS provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

The Company intends to deliver one copy of this Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from a shareholder. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another shareholder. Requests by phone can be made to (775) 473-4744 or in writing can be directed to our corporate offices at 930 Tahoe Blvd. Suite 802-16, Incline Village, NV 89451, Attention Chief Executive Officer. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

ACTION TO BE TAKEN

The Authorized Common Stock Share Increase will become effective after we file the Amended Articles of Incorporation of the Company (the “Articles of Amendment”) with the Secretary of State of the State of Nevada. The effective date for such filing cannot occur earlier than twenty (20) calendar days after the mailing of the Definitive Information Statement.

We currently expect to the Articles of Amendment to be effective on or about November 13, 2019.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

The number of authorized shares of our Common Stock will be increased from five hundred million (500,000,000) shares to one billion two hundred million (1,200,000,000) shares (the “Authorized Common Stock Share Increase”).

As of October 2, 2019, there were issued and outstanding 132,678,133 shares of our Common Stock and substantially all of our remaining authorized shares of Common Stock have been reserved for issuance underlying options, warrants, and convertible notes. We have been funding our operations utilizing proceeds from convertible notes and expect to do so until we begin to generate significant revenues. As a result, of the presently authorized 500,000,000 shares of Common Stock, the Company did not have sufficient shares of Common Stock that are authorized but unissued and not reserved, which we believe are necessary for near term corporate purposes. See the discussion below under “Purpose and Effect of Increasing the Number of Authorized Shares.”

Purpose and Effect of Increasing the Number of Authorized Shares

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•conversion of convertible securities

•retiring convertible debt

•investment opportunities

•stock dividends or other distributions

•future financings and other corporate purposes

•future acquisitions

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s equity securities owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock or Preferred Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned	Number of Preferred Shares Beneficially Owned[1]	Percentage of Preferred Stock Beneficially Owned
William Hunter, Director	8,200,000	6.18%	100,000	33%
Douglas Cole, Director, CEO	13,200,000	9.95%	100,000	33%
Douglas MacLellan, Director	6,200,000	4.67%	100,000	33%
All officers and directors as a group (three persons)	27,600,000	20.80%	300,000	100%

1 Each share of preferred stock entitles the holder to cast 1,000 votes and such shares vote with the common stock as a single class.

DISSENTER’S RIGHTS

No dissenters’ rights under Nevada law are afforded to our stockholders as a result of the action proposed in this Information Statement. In addition, the stockholders do not have any rights of appraisal based upon this action by the Board and Consenting Shareholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Action, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at American Battery Metals Corporation, 930 Tahoe Blvd. Suite 802-16, Incline Village, NV 89451.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

By Order of the Board of Directors

Date: October 24, 2019

Sincerely,

/s/ Doug Cole

Name: Doug Cole

Title: Chief Executive Officer and Director